Exhibit 1.1

6,400,000 Shares

COVISINT CORPORATION

Common Stock, no par value

UNDERWRITING AGREEMENT

September 25, 2013

CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.  Covisint Corporation, a Michigan corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 6,400,000 shares (“Firm Securities”) of its Common Stock, no par value (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 960,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-188603) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:15 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Representative” means Credit Suisse Securities (USA) LLC.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,  not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.  The Company and the Company’s parent company, Compuware Corporation, a Michigan corporation (“Compuware”), had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Initial Registration Statement and the Additional Registration Statement (if any), in each case at the time such “forward-looking statement” was made.

(c)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus, dated September 11, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Good standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not, individually or in the aggregate, result in a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)  Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing in such other jurisdictions would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1.

(h)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(i)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company, its predecessors and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)  Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(k)  Listing.  The Offered Securities have been approved for listing on the NASDAQ Global Market, subject to notice of issuance.

(l)   Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

(m)   Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(n)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Offered Securities will not, as of the applicable Closing Date, (1) violate the organizational documents of the Company, its parent or any of the Company’s subsidiaries, (2) violate any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, its parent or any of the Company’s subsidiaries or any of their properties, (3) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the, imposition of any lien, charge or encumbrance upon any property or assets of the Company, its parent or any of the Company’s subsidiaries pursuant to any material agreement or material instrument to which the Company, its parent or any of the Company’s subsidiaries is a party or by which the Company, its parent or any of the Company’s subsidiaries is bound or to which any of the properties of the Company, its parent or any of the Company’s subsidiaries is subject or (4) result in a Debt Repayment Triggering Event (as defined below); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, its parent or any of the Company’s subsidiaries.

(o)   Absence of Existing Defaults and Conflicts.  Neither the Company, its parent nor any of the Company’s subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)  Authorization of Agreement.  Execution and delivery of this Agreement have been duly authorized by all necessary corporate action on behalf of the Company, and this Agreement has been duly executed and delivered by the Company and no other authorizations are required to execute and deliver this Agreement on behalf of the Company.

(q)  Possession of Licenses and Permits.  The Company and its subsidiaries (1) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or comply would not, individually or in the aggregate, have a Material Adverse Effect, and (2) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect.

(r)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(s)  Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by or exclusively licensed to the Company or its subsidiaries; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons; and (vii) all assignments or purported assignments of intellectual property from the Company’s or its parent’s employees and consultants are valid, binding and enforceable and have appropriately vested ownership of any work product, developments or the like in the Company, except in each case covered by clauses (i) – (vii) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment, in each case, as is material to the business of the Company, used to process, store, maintain, deliver and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”).  The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted or proposed in the General Disclosure Package to be conducted by them.  The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster systems consistent in all material respects with applicable industry standards.

 (t)  Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company, its predecessors nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u)    Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors— Because our platform is often used to collect and store our customers’ personal information, privacy concerns could result in additional cost and liability to us or inhibit sales of our solutions,” “Risk Factors— We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights,” “Risk Factors— We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights,” “Risk Factors— We may not be able to adequately protect our intellectual property rights and efforts to protect them may be costly,” “Risk Factors— Confidentiality arrangements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information,” “Risk Factors— We may be subject to damages resulting from claims that our employees or contractors, or we, have wrongfully used or disclosed alleged trade secrets of their former employers or other parties,” “Risk Factors— Our use of “open source” software could negatively affect our ability to sell our services and solutions or protect our intellectual property and subject us to possible litigation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources,” “Business-Legal Proceedings “Business-Intellectual Property,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Material U.S. Federal Tax Consideration for Non-U.S. Holders of Our Common Stock,”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)    Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(w)   Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(x)    Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as reported to the Audit Committee by letter dated December 10, 2012, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(y)  Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer or Chief Financial Officer that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(z) Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, its parent any of the Company’s subsidiaries or any of their respective properties that, if determined adversely to the Company, its parent or any of the Company’s subsidiaries, would individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(aa)  Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package present fairly in all material respects the financial position of the Company, its predecessors and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(bb) Off-Balance Sheet Arrangements.  There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that would reasonably be expected to  have a material current or future effect on the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(cc)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, (i) there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii)  there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(dd)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ee)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 17g-1 through 17g-7 and Rule 17h-1T and Rule 17h-2T (an “NRSO”) has imposed (or has informed the Company that it is considering imposing) any financial condition the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ff)  PFIC Status.  Neither the Company nor its predecessors were a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(gg)  Foreign Corrupt Practices Act and Money Laundering Laws.

(i) Neither the Company, nor any of its predecessors or current or former subsidiaries (including any of their respective employees, officers or directors), has taken or failed to take any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any rules or regulations thereunder, or any other applicable anti-corruption or anti-kickback law, including without limitation: (A) the making of any offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any Official, for the purpose of influencing an official act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage; (B) use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (C) establishment or maintenance of any unlawful fund of corporate monies or other properties; and (D) making of any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature. For purposes of this Agreement, (i) an “Official” shall include any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director or employee of any Governmental Authority or employees of state-owned or state-controlled businesses and (ii) a “Governmental Authority” shall include any transnational, national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial (including any court), regulatory, or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

(ii) The Company and each of its subsidiaries have in place adequate controls and systems to ensure compliance with applicable Laws pertaining to anti-corruption, including the FCPA, in each of the jurisdictions in which the Company or any of its subsidiaries currently does or in the past has done business, either directly or indirectly.  Neither the Company, its predecessors, nor any of its subsidiaries has undergone or is undergoing, any audit, review, inspection, investigation, survey or examination by a Governmental Authority relating to the FCPA, anti-corruption, or anti-kickback activity.  To the knowledge of the Company, there are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect the FCPA, anti-corruption, or anti-kickback activity by the Company, its predecessors, or its current or former subsidiaries.

(hh)  OFAC.  Neither the Company nor any director, officer or  affiliate or, to the Company’s knowledge, any employee, agent or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)  Export Controls.  Except as disclosed in the General Disclosure Package and in connection with violations by the Company that were disclosed to the Bureau of Industry and Security (“BIS”) on November 24, 2009 as to which violations BIS closed its investigation by letter of January 19, 2012 (collectively, the “BIS Matter’), neither the Company nor, to the knowledge of the Company, any officer, director, subsidiary, affiliate, agent, distributor, or representative of the Company has any reason to believe that the Company, any of its predecessors or any of the foregoing persons or entities have taken or omitted to take any action in violation of, or which may cause the Company or any of its subsidiaries to be in violation of, any applicable U.S. law governing imports into or exports from the United States, reexports from one foreign country to another, disclosures of technology, or other cross-border transactions, including without limitation:  the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Trading With the Enemy Act (50 U.S.C. App. §§ 5, 16), the Foreign Assets Control Regulations administered by the Office of Foreign Assets Control, any executive orders or regulations issued pursuant to the foregoing or by the agencies listed in Part 730 of the Export Administration Regulations, and any applicable non-U.S. laws of a similar nature.  Except as disclosed in the General Disclosure Package and for the BIS Matter, to the Company’s knowledge, there has not been a claim or charge made, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to in this Section 2(ii) by any governmental entity with respect to matters arising under such laws against the Company, its predecessors, its subsidiaries, or against the agents, distributors, or representative of any of the foregoing in connection with their relationship with the Company. Except as disclosed in the General Disclosure Package and in connection with the BIS Matter, the Company and any predecessors have maintained a compliance program appropriate to the requirements of the aforementioned laws at all times that any such laws applied to the Company’s activities.

(jj)  Payment of Taxes. The Company, its predecessors, its affiliates and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed related to the Company or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) related to the Company and shown to be due thereon, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities, or are self-insured, against such losses and risks and in such amounts as are, in the Company’s judgment, prudent and customary for the businesses in which they are engaged; except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company will obtain directors’ and officer’s insurance in such amounts as is customary for an initial public offering.

(kk)  Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ll) Testing-the-Waters. Neither the Company nor its parent (i) has alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has authorized anyone other than the Underwriters to engage in such communications.  The Company reconfirms that the Underwriters have been authorized to act on its behalf in communicating with potential investors in reliance on Section 5(d) of the Securities Act.  The Company has not distributed any written materials relating to the Securities that would, but for the provisions of Section 5(d) of the Securities Act, be a “free writing prospectus” as defined in Rule 405 under the Securities Act but without regard to whether a registration statement has been filed (a “Testing-the-Waters Writing”).  As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) any individual Testing-the-Waters Writing, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(mm) Intercompany Agreements.  Each of the Master Separation Agreement, Employee Benefits Agreement, GDO Services Agreement, Intellectual Property Agreement, Registration Rights Agreement, Shared Services Agreement and Tax Sharing Agreement (collectively, the “Intercompany Agreements”), has been duly authorized, executed and delivered by the Company and Compuware Corporation, is in full force and effect, and constitutes a valid and legally binding obligation of the Company and Compuware Corporation, enforceable against each of the Company and Compuware Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(nn)  Sufficiency of Assets; Transfer of Assets.  Compuware Corporation, the Company’s parent company, has validly assigned or otherwise transferred (the “Asset Transfer”) to the Company all of the assets (whether tangible or intangible) used by the Company in operating its businesses as it is currently operated by the Company or currently contemplated by the Company (the “Transferred Assets”), other than those assets which shall continue to be owned by Compuware Corporation and which shall be part of the services to be provided to the Company by Compuware pursuant to the Shared Services Agreement by and between the Company and Compuware Corporation, dated as of January 1, 2013, as described in the General Disclosure Package.  The Transferred Assets have enabled the Company to operate its businesses after the Asset Transfer in the same manner as operated by the Company prior to the Asset Transfer.  The Asset Transfer has not resulted in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any of the Transferred Assets, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the Transferred Assets are subject, except where such breach, violation, default or imposition would not have, individually or in the aggregate, a Material Adverse Effect.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.30 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Goodwin Procter LLP, at 10:00 A.M., New York time, on October 1, 2013, or at such other time not later than seven (7) full business days thereafter or such other place as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Goodwin Procter LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five (5) full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Goodwin Procter LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Goodwin Procter LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company. (A) The Company agrees with the several Underwriters that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent (such consent not to be unreasonably withheld or delayed); and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representative copies of each Registration Statement (six (6) of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or has not otherwise filed such a consent or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, during the period of five (5) years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as reasonably available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as reasonably available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)    Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, (x) the Company may sell the Lock-Up Securities pursuant to this Agreement, and (y) the Company may issue Lock-Up Securities (1) pursuant to the terms of a stock plan in effect on the date hereof and as described in the General Disclosure Package and (2) pursuant to the exercise or conversion of any warrants, stock options, or other convertible or exchangeable securities of the Company, in each case outstanding as of the date hereof in accordance with their terms as in effect on the date hereof and as described in the General Disclosure Package (such equity holders in (1) and (2) above being hereinafter referred to as “Equity Holders”).  The Lock-Up Period will commence on the date hereof and continue for one hundred eighty (180) days after the date hereof or such earlier date that the Representative consents to in writing.

(l)  Emerging Growth Company.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180 day restricted period referred to in Section 5(k) hereof.

(m) Testing-the-Waters. If at any time following the distribution of any Testing-the-Waters Writing there occurred or occurs an event or development as a result of which such Testing-the-Waters Writing included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Writing to eliminate or correct such  untrue statement or omission

(n) Agreement to announce lock-up waiver.  If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

6.  Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representative (except that, in any letter dated a Closing Date, the date of any inquiry by Deloitte LLP of management subsequent to the date hereof  shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any NRSO, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company.  The Representative shall have received an opinion, dated such Closing Date, of Honigman Miller Schwartz and Cohn LLP, counsel for the Company, to the effect that:

(i)  Good Standing of the Company.  The Company is a corporation validly existing and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in the following jurisdictions: California; Colorado; Kentucky; Mississippi; New Jersey; New York; North Carolina; South Carolina; Utah; Vermont; Washington; West Virginia; and Texas;

(ii)  Offered Securities; Capitalization.  The Offered Securities delivered on such Closing Date and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and the authorized capital stock of the Company, including the Offered Securities, conforms in all material respects as to legal matters to the description thereof contained in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock”; the authorized,  issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Final Prospectus under the caption “Capitalization”; the shareholders of the Company have no preemptive rights with respect to the Securities under the Michigan BCA or the Company’s organizational documents or, to such counsel’s knowledge, any similar contractual right; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder under the Michigan Business Corporation Act or the Company’s organizational documents, or, to such counsel’s knowledge, any similar contractual right;

(iii) Registration Rights.  To the actual knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights other than as described in the General Disclosure Package and the Final Prospectus under the caption “Certain Relationships and Related Party Transactions”, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof;

(iv)  Investment Company Act.  Based in part on the description of the Company’s business set forth in the General Disclosure Package, the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;

(v)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with any governmental agency or body is required, for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities or blue sky laws or the rules and regulations of FINRA;

(vi)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Offered Securities will not, (x) violate the organizational documents of the Company, (y) violate any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties under Michigan BCA, Michigan law or federal law or (z) result in a breach of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

(vii) Compliance with Registration Requirements; Effectiveness. The Initial Registration Statement was declared effective under the Act, the Additional Registration Statement (if any) was filed and became effective under the Act, the Final Prospectus was filed with the Commission pursuant to Rule 424(b) (or, if stated in such opinion, pursuant to Rule 462(c)), and, to the actual knowledge of such counsel, (x) no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and (y) no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act; the statements in the Registration Statements, General Disclosure Package and Final Prospectus under the captions “Description of Capital Stock”, “Shares Eligible for Future Sale” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock”, and Part II of the Registration Statement in Items 14 and 15, insofar as they summarize legal matters discussed therein, fairly present, in all material respects, such legal matters, agreements or documents; and such counsel does not know of any legal or governmental proceedings to which the Company is a party required to be described in a Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents required to be filed as exhibits to a Registration Statement which are not filed as required;

(viii)  Authorization of Agreement.  Execution and delivery of this Agreement have been duly authorized by all necessary corporate action on behalf of the Company, and this Agreement has been duly executed and delivered by the Company; and

(ix)  Disclosure.  Each Registration Statement and the Final Prospectus, and each amendment or supplement thereto, if any, as of their respective effective times or issue dates, appear on their face to have complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations; no facts have come to such counsel’s attention that have caused such counsel to believe that any part of a Registration Statement or any amendment thereto, as of its effective time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no facts have come to such counsel’s attention that have caused such counsel to believe that the General Disclosure Package (taken as a whole), as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For purposes of the opinions to be expressed pursuant to this subsection (x), such counsel need not express any opinion or belief as to any of the financial statements, financial statement schedules or other financial data contained in any Registration Statement, the Final Prospectus, each amendment or supplement thereto, or the General Disclosure Package.

(e)  Opinion of Counsel for Subsidiaries.  The Representative shall have received an opinion from counsel to each of the Company’s subsidiaries as to such subsidiaries being duly and validly organized.

(f)  Opinion of Counsel for Underwriters.  The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company set forth in Section 2(a) of this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after inquiry to the Commission, are contemplated; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)  Lock-up Agreements.  On or prior to the date hereof, the Representative shall have received lockup letters from each of the executive officers and directors of the Company, Compuware Corporation and all Equity Holders of the Company.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.

(a)  Indemnification of Underwriters.  The Company and Compuware will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Testing-the-Waters Writing at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any forward-looking statements made by the Company and/or Compuware in the Registration Statement or otherwise), (ii) the omission or alleged omission of a material fact required to be stated in any Registration Statement at any time, any Testing-the-Waters Writing at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any failure, or alleged failure, of the Company to comply with the Act or the rules and regulations promulgated thereunder (including without limitation any claims, damages or liabilities (or actions in respect thereof) to rescind the sale of the Offered Securities to any acquirer of such shares as a result of such failure, or alleged failure, to so comply), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and Compuware will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the eleventh and twelfth paragraphs under the caption “Underwriting.”

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Compuware on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Compuware on the one hand and the Underwriters on the other in connection with the statements, omissions or actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Compuware on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Compuware bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Compuware or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, Compuware and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, Compuware or any of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Compuware or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and Compuware will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, Compuware and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Covisint Corporation, One Campus Martius, Detroit, MI 48226-5099, Attention: Chief Financial Officer, and if sent to Compuware, to it at Compuware Corporation, One Campus Martius, Detroit, MI 48226-5099, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  Representation of Underwriters.  The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)            No Other Relationship.  The Representative has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative or Compuware and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or Compuware on other matters;

(b)            Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            Absence of Obligation to Disclose.  The Company and Compuware each has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or Compuware and that the Representative has no obligation to disclose such interests and transactions to the Company or Compuware by virtue of any fiduciary, advisory or agency relationship; and

(d)            Waiver.  The Company and Compuware each waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company or Compuware in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or Compuware, including shareholders, employees or creditors of the Company or Compuware.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and Compuware each hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and Compuware each irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Compuware and the several Underwriters in accordance with its terms.

Very truly yours,

COVISINT CORPORATION

By: /s/ David McGuffie
Name: David McGuffie
Title: President and CEO

COMPUWARE CORPORATION

By: /s/ Daniel S. Follis, Jr.
Name: Daniel S. Follis, Jr.
Title: SVP, General Counsel and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
Acting on behalf of itself and as the Representative of the several Underwriters.
By:/s/ James Disney
Name: James Disney
Title: Director

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	3,520,000
Pacific Crest Securities LLC	1,664,000
Evercore Group L.L.C.	1,216,000
Total	6,400,000

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

2.  [                                        ]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1.  The initial price to the public of the Offered Securities.

2.  [                                        ]]

Exhibit A

[Form of Press Release]

Covisint Corporation
[Date]

Covisint Corporation (the “Company”) announced today that Credit Suisse, the lead book-running manager in the Company’s recent public sale of       shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.